Joint Filer Information

Title of Security:            Common Shares

Issuer & Ticker Symbol:       Aether Systems Inc (AETH)

Designated Filer:             Amaranth LLC

Other Joint Filers:           Amaranth Advisors L.L.C.
                              Nicholas M. Maounis

Addresses:                    The principal business office address for each of
                              the above joint filers is One American Lane, Greenwich, Connecticut 06831.

Signatures:

                              AMARANTH ADVISORS L.L.C.

                                  By: /s/ Nicholas M. Maounis
                                      ----------------------------------------
                                          Nicholas M. Maounis, Managing Member


                              NICHOLAS M. MAOUNIS

                              /s/ Nicholas M. Maounis
                              -----------------------
                                  Nicholas M. Maounis